Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

 On October 26, 2016, NV5 Global, Inc., a Delaware corporation (“we”, “us”, the “Company”, or “NV5 Global”), completed its acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of J.B.A. Consulting Engineers, Inc., a Nevada corporation (“JBA”), a Las Vegas, Nevada-based MEP engineering, acoustics, technology, and fire protection consulting firm, pursuant to the Stock Purchase Agreement by and among the Company, JBA, each of the holders of issued and outstanding shares of JBA, and Carl Von Hake, solely in his capacity as the stockholder representative (the “Stock Purchase Agreement”), for an aggregate purchase price consideration of $23.0 million, subject to adjustments in accordance with the terms of the Agreement.

The following tables set forth certain unaudited pro forma condensed combined financial data giving effect to NV5 Global, Inc.’s acquisition of JBA.

The following unaudited pro forma condensed consolidated combined financial statements reflect the historical consolidated results of the Company and JBA, on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on September 30, 2016 for pro forma balance sheet purposes, and on January 1, 2015 for pro forma statements of income purposes.

The pro forma statements of income and the pro forma balance sheet are hereafter collectively referred to as the “Pro Forma Financial Data”. The Pro Forma Financial Data is unaudited and does not purport to represent what the combined results of operations would have been if the Acquisition had occurred on January 1, 2015, or what those results will be for any future periods, or what the combined balance sheet would have been if the Acquisition had occurred on September 30, 2016.

The Pro Forma Financial Data is based upon the historical financial statements of the Company and JBA and certain adjustments which we believe are reasonable to give effect to the Acquisition. The pro forma adjustments and Pro Forma Financial Data included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that we believe are reasonable under the circumstances. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed in connection with the Acquisition are considered preliminary and subject to change once the Company receives certain information it believes is necessary to finalize its purchase accounting of JBA. The Pro Forma Financial Data has been compiled from the following sources:

●

U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) financial information for the Company has been derived without adjustments from the Company’s audited consolidated balance sheet and statement of operations as of and for the year ended December 31, 2015, contained in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2016;

●

U.S. GAAP financial information for the Company has been derived without adjustments from the Company’s audited consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2016, contained in the Company’s Quarterly Report on Form 10−Q filed with the SEC on November 3, 2016;

●

U.S. GAAP financial information for JBA has been derived without adjustments from JBA’s audited consolidated balance sheet and statement of comprehensive income as of and for the year ended December 31, 2015, contained in this Form 8−K/A.

●

U.S. GAAP financial information for JBA has been derived without adjustments from JBA’s unaudited consolidated balance sheet and statement of comprehensive income as of and for the nine months ended September 30, 2016, contained in this Form 8−K/A.

The Pro Forma Financial Data should be read in conjunction with:

●	The accompanying notes to the Pro Forma Financial Data;
●

The audited consolidated financial statements of the Company as of and for the year ended December 31, 2015 and the related notes relating thereto as presented in the Company’s Annual Report on Form 10−K filed with the SEC on March 11, 2016;

●

The unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2016 and the related notes relating thereto as presented in the Company’s Quarterly Report on Form 10−Q filed with the SEC on November 3, 2016;

●	The audited consolidated financial statements of JBA as of and for the year ended December 31, 2015 and the related notes thereto included in this Form 8−K/A, and;
●	The unaudited consolidated financial statements of JBA as of and for the nine months ended September 30, 2016 and the related notes thereto included in this Form 8−K/A.

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA BALANCE SHEET

(UNAUDITED)

AS OF SEPTEMBER 30, 2016

(in thousands)

	(1) NV5 Global,	(2)	Pro forma		Pro forma
	Inc.	JBA	Adjustments		Combined

Assets

Current assets:
Cash and cash equivalents	$53,066	$9,995	$(21,995)	(A)(C)	$41,066
Accounts receivable, net of allowance for doubtful accounts	64,102	7,145	-		71,247
Prepaid expenses and other current assets	1,195	543	-		1,738
Deferred income tax assets	1,496	-	-		1,496
Total current assets	119,859	17,683	(21,995)		115,547
Property and equipment, net	3,762	2,730			6,492
Intangible assets, net	22,740	-	8,528	(B)	31,268
Goodwill	37,472	-	8,653	(B)	46,125
Other assets	1,014	794	-		1,808
Total assets	$184,847	$21,207	$(4,814)		$201,240

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,632	$1,457	$-		$13,089
Accrued liabilities	13,013	2,513	-		15,526
Income taxes payable	755	-	-		755
Billings in excess of costs and estimated earnings on uncompleted contracts	215	-	-		215
Client deposits	109	-	-		109
Current portion of contingent consideration	442	-	-		442
Current portion of notes payable and other obligations	6,192	861	1,839	(A)(C)	8,892
Total current liabilities	32,358	4,831	1,839		39,028
Contingent consideration, less current portion	467	-	-		467
Deferred income taxes, less current portion	1,727	1,823	-		3,550
Note payable and other obligations, less current portion	9,963	2,822	3,818	(A)(C)	16,603
Total liabilities	44,515	9,476	5,657		59,648

Commitments and contingencies

Stockholders’ equity:
Common stock	104	25	(11)	(D)	118
Additional paid-in capital	113,488	-	1,246	(D)	114,734
Retained Earnings	26,740	21,017	(21,017)	(D)	26,740
Noncontrolling interests	-	(17)	17	(D)	-
Notes Receivable	-	(902)	902	(D)	-
Treasury Stock	-	(8,392)	8,392	(D)	-
Total stockholders’ equity	140,332	11,731	(10,471)		141,592

Total liabilities and stockholders’ equity	$184,847	$21,207	$(4,814)		$201,240

See accompanying notes to unaudited condensed combined pro forma financial information

(1) As reported in NV5’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the Securities and Exchange Commission (“SEC”) on November 3, 2016.

(2) Derived from the unaudited historical financial statements for JBA included in Exhibit 99.1 to this Form 8-K/A.

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except share data)

	(1) NV5 Global,	(2)	Pro forma		Pro forma
	Inc.	JBA	Adjustments		Combined

Gross Revenues	$154,655	$34,550	$-		$189,205

Direct costs:
Salaries and wages	53,687	7,834	-		61,521
Sub-consultant services	21,394	4,060	-		25,454
Other direct costs	10,796	1,577	-		12,373
Total direct costs	85,877	13,471	-		99,348

Gross Profit	68,778	21,079	-		89,857

Operating Expenses:
Salaries and wages, payroll taxes and benefits	34,731	11,006	-		45,737
General and administrative	11,930	3,525	-		15,455
Facilities and facilities related	4,950	1,355	-		6,305
Depreciation and amortization	3,468	776	1,901	(E)	6,145
Total operating expenses	55,079	16,662	1,901		73,642

Income from operations	13,699	4,417	(1,901)		16,215

Other (expense) income:
Interest expense	(212)	(80)	(130)	(F)	(422)
Other, net	-	(632)	632	(G)	-
Total other (expense) income	(212)	(712)	502		(422)

Income (loss) before income tax expense	13,487	3,705	(1,399)		15,793
Income tax (expense) benefit	(4,995)	7	490	(H)	(4,498)

Net income and comprehensive income	$8,492	$3,712	$(909)		$11,295

Earnings per share:
Basic	$1.25				$1.62
Diluted	$1.18				$1.52

Weighted-average common shares outstanding:
Basic	6,773,135		200,000	(I)	6,973,135
Diluted	7,215,898		200,000	(I)	7,415,898

See accompanying notes to unaudited condensed combined pro forma financial information.

(1) As reported in NV5’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on March 11, 2016.

(2) Derived from the audited historical financial statements included in Exhibit 99.1 to this Form 8-K/A.

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(in thousands, except share data)

	(1)
	NV5 Global,	(2)	Pro forma		Pro forma
	Inc.	JBA	Adjustments		Combined

Gross Revenues	$160,888	$28,617	$-		$189,505

Direct costs:
Salaries and wages	53,744	6,498	-		60,242
Sub-consultant services	22,246	2,347	-		24,593
Other direct costs	8,209	1,375	-		9,584
Total direct costs	84,199	10,220	-		94,419

Gross Profit	76,689	18,397	-		95,086

Operating Expenses:
Salaries and wages, payroll taxes and benefits	40,575	8,987	-		49,562
General and administrative	12,640	3,851	-		16,491
Facilities and facilities related	5,803	1,175	-		6,978
Depreciation and amortization	4,285	546	1,426	(E)	6,257
Total operating expenses	63,303	14,559	1,426		79,288

Income from operations	13,386	3,838	(1,426)		15,798

Other (expense) income:
Interest expense	(221)	(68)	(90)	(F)	(379)
Other, net	-	109	(109)	(G)	-
Total other (expense) income	(221)	41	(199)		(379)

Income (loss) before income tax expense	13,165	3,879	(1,625)		15,419
Income tax expense	(4,847)	(868)	569	(H)	(5,146)

Net income and comprehensive income	$8,318	$3,011	$(1,056)		$10,273

Earnings per share:
Basic	$0.94				$1.14
Diluted	$0.90				$1.09

Weighted-average common shares outstanding:
Basic	8,826,090		200,000	(I)	9,026,090
Diluted	9,215,365		200,000	(I)	9,415,365

See accompanying notes to unaudited condensed combined pro forma financial information.

(1) As reported in NV5’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the Securities and Exchange Commission (“SEC”) on November 3, 2016.

(2) Derived from the unaudited historical financial statements for JBA included in Exhibit 99.1 to this Form 8-K/A.

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(dollars in thousands)

(UNAUDITED)

1. Basis of Pro Forma Presentation

On October 26, 2016, NV5 Global, Inc. (“NV5” or “the Company”) acquired all the outstanding shares of capital stock of J.B.A. Consulting Engineers, Inc., a Nevada corporation (“JBA”), a Nevada corporation (“JBA”), a Las Vegas, Nevada-based MEP engineering, acoustics, technology, and fire protection consulting firm (the “Acquisition”). The purchase price was up to $23,000 consisting of $12,000 in cash, $7,000 in promissory notes (bearing interest at a rate of 3.0% per annum) that are payable in five equal payments of $1,400 (plus accrued and unpaid interest) due on the first, second, third, fourth and fifth anniversaries of the closing date of October 26, 2016. The purchase price also included $1,400 in shares of common stock at closing (44,947 shares) and for the payment of $2,600 in shares of the Company’s common stock or a combination of cash and shares of the Company’s stock, at our discretion, payable in two installments of $1,300, due on the first and second anniversaries of October 26, 2016.

2. Pro Forma Adjustments

The accompanying unaudited pro forma combined statements of income have been prepared as if the Acquisition was completed on January 1, 2015 for statement of income purposes and as of September 30, 2016 for balance sheet purposes and reflects the following pro forma adjustments:

(A)	The total purchase price of up to $23,000 for the Acquisition, consisted of the following components (in thousands):

Purchase price:
Initial cash paid at closing	$12,000
Promissory note	7,000
Closing shares	1,400
Future payments in common stock	2,600
23,000
Less: Fair value estimated adjustment	(400)
Fair value of consideration	$22,600

(B)

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of preliminary estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for JBA, we engaged a third party independent valuation specialist to assist in the determination of fair values of tangible and intangible assets acquired and liabilities, however as of the date of this report, the valuation was not complete. For purposes of these pro forma financial statements, the Company has estimated the preliminary purchase price allocations based on historical inputs and data as of September 30, 2016. The actual purchase price allocation will be based on data as of October 26, 2016, once the third party independent valuation specialist has completed the final purchase price allocation. The table below shows the preliminary purchase price allocations for goodwill and intangible assets based on the Company’s estimates:

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(dollars in thousands)

(UNAUDITED)

Non-compete	$525
Trade Name	856
Customer Relationships	5,840
Backlog	1,307
Total Intangibles	8,528

Goodwill (including assembled workforce)	8,653

Grand Total	$17,181

The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of property and equipment acquired; (ii) finalization of the valuations and useful lives for intangible assets; (iii) finalization of the valuation of accounts payable and accrued expenses; (iv) finalization of deferred tax balances and; (v) finalization of the fair value of noncash consideration. During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of JBA to be completed by the end of the second quarter of 2017.

(C)

The Acquisition provided for JBA’s payoff of all indebtedness and distribution of remaining cash to its shareholders prior to the consummation of the transaction. Therefore, these pro forma adjustments to the Condensed Consolidated Balance Sheets represent the payoff of indebtedness and elimination of JBA’s cash and cash equivalents, in accordance with Stock Purchase Agreement. This adjustment also includes recognition of indebtedness related to the Acquisition as discussed in (A) above.

(D)	These pro forma adjustment to the Condensed Consolidated Balance Sheets represent the reversal of the Equity of JBA which were not included as part of the Acquisition.

(E)

Trade names are amortized on a straight-line basis over their estimated lives of one year. Customer backlog and customer relationships are amortized based on the future expected revenues, with weighted average amortization periods ranging from three to eight years. Non-compete agreements are amortized over their contractual lives of approximately three years.

This pro forma adjustment to the Condensed Combined Pro forma Statement of Income reflects the recording of amortization expense for the intangible assets acquired in the Acquisition, based on the preliminary estimates of the fair values of the intangible assets acquired, and the estimated amortization periods:

NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

(dollars in thousands)

(UNAUDITED)

Year ended December 31, 2015
Non-compete	$198
Trade Name	680
Customer Relationships	680
Backlog	343
Total	1,901

Nine months ended September 30, 2016
Non-compete	$149
Trade Name	510
Customer Relationships	510
Backlog	257
Total	1,426

(F)

This pro forma adjustment reflects interest expense on the $7,000 uncollateralized promissory note issued to the former owners of JBA (bearing interest at a rate of 3.0% per annum), payable in five equal payments of $1,400 plus accrued and unpaid interest each and due on the first, second, third, fourth and fifth anniversaries of the closing date of October 26, 2016.

(G)	This pro forma adjustment reflects the impact of non-recurring other income/(expense) items as a result of the Acquisition.

(H)	This pro forma adjustment reflects the income tax effect of the operations of JBA and of the pro forma adjustments using the statutory income tax rate of NV5 of 35%.

(I)	This pro forma adjustment reflects the issuance of common stock for consideration assuming all were issued at the acquisition date using an estimated common stock price of $35 per share.